UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)  The 2011 Annual Meeting of Stockholders of Huntsman Corporation (the “Company”) was held on May 5, 2011 (the “Annual Meeting”).

(b)  The Company’s stockholders voted on the following four proposals (described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2011) at the Annual Meeting and cast their votes as follows:

Proposal No. 1    The two nominees named below were elected to serve as Class I directors of the board of directors, to serve until the 2014 Annual Meeting, and the voting results were as follows:

Class I Directors	For	Withheld
Jon M. Huntsman	182,475,110	14,855,836
Dr. Patrick T. Harker	186,130,042	11,200,904

Proposal No. 2    The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as set forth below.

For	Against	Abstain
191,968,902	2,467,268	2,894,776

Proposal No. 3    The results of the non-binding advisory vote on the frequency of the shareholder vote to approve the compensation of the Company’s named executive officers were as set forth below.

1 year	2 years	3 years	Abstain
169,008,842	266,985	25,192,095	2,863,024

Proposal No. 4    The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2011 was ratified, and the voting results were as follows.

For	Against	Abstain
217,150,596	6,476,674	991,582

(d)  Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation:

A majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. In line with this recommendation by our stockholders, the Board of Directors has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than our 2017 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ TROY M. KELLER
Assistant Secretary

Dated: May 11, 2011